UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 20, 2020

Cytokinetics, Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 20, 2020, Cytokinetics, Incorporated (“Cytokinetics”) received written notice of termination from Amgen Inc. (“Amgen”) of the Collaboration and Option Agreement, dated December 29, 2006, by and between Cytokinetics and Amgen, as amended (the “Agreement”), pertaining to the discovery, development and commercialization of novel small molecule therapeutics designed to activate cardiac muscle, including omecamtiv mecarbil, a novel cardiac myosin activator, and AMG 594, a novel cardiac troponin activator. The termination is effective as of May 20, 2021.

Under the terms of the Agreement, Amgen received exclusive, worldwide rights to develop and commercialize omecamtiv mecarbil and related compounds, subject to Cytokinetics’ specified development and commercial participation rights. Cytokinetics was eligible for potential additional pre-commercialization and commercialization milestone payments on omecamtiv mecarbil and other potential products arising from research under the collaboration, together with royalties.

Amgen generally had discretion to elect whether to pursue or abandon the development of omecamtiv mecarbil. With Cytokinetics’ consent, Amgen granted a sublicense to Les Laboratoires Servier and Institut de Recherches Internationales Servier (“Servier”) to commercialize omecamtiv mecarbil in Europe and the Commonwealth of Independent States, including Russia. In August 2016, Cytokinetics entered into a letter agreement with Amgen and Servier, which provides that if Amgen’s rights to omecamtiv mecarbil are terminated, (i) the sublicensed rights previously granted by Amgen to Servier with respect to omecamtiv mecarbil, will remain in effect and become a direct license or sublicense of such rights by Cytokinetics to Servier, on substantially the same terms as those in the Option, License and Collaboration Agreement between Amgen and Servier, and (ii) Amgen will, at Cytokinetics’ election, transfer to Cytokinetics or its designee (including Servier) certain ongoing development activities.

Pursuant to the terms of the Agreement, upon the effective date of Amgen’s termination, research, development and commercialization rights for compounds, including omecamtiv mecarbil and AMG 594, will transition to Cytokinetics. In addition, Amgen will have certain obligations set forth in the Agreement, including: cooperating with Cytokinetics and its designee(s) to facilitate a reasonably smooth, orderly and prompt transition of the programs, including transfer and assignment to Cytokinetics of specified regulatory filings, data and other information; if requested by Cytokinetics, transferring inventory of compounds to Cytokinetics at Cytokinetics’ expense; to the extent possible and requested by Cytokinetics, assigning relevant third-party manufacturing agreements to Cytokinetics; and granting to Cytokinetics exclusive and non-exclusive licenses to certain intellectual property rights.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and the amendments thereto, copies of which have been previously filed as (i) Exhibit 10.63 to Cytokinetics’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2007, (ii) Exhibit 10.62 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 12, 2009, (iii) Exhibit 10.63 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 12, 2009, (iv) Exhibit 10.65 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 12, 2009, (v) Exhibit 10.67 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 12, 2009, (vi) Exhibit 10.66 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 11, 2011, (vii) Exhibit 10.46 to Cytokinetics’ Quarterly Report on Form 10-Q filed with the SEC on August 7, 2013, (viii) Exhibit 10.41 to Cytokinetics’ Quarterly Report on Form 10-Q filed with the SEC on May 4, 2015, (ix) Exhibit 10.49 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019, and (x) Exhibit 10.50 to Cytokinetics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019, and such disclosure is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: November 23, 2020	By: /s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer